     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 18, 1998
                                                                REGISTRATION NO.
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933



                             NABORS INDUSTRIES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

          DELAWARE                                               13-2615287
(STATE OR OTHER JURISDICTION                                  (I.R.S. EMPLOYER
      OF INCORPORATION)                                      IDENTIFICATION NO.)


                              515 WEST GREENS ROAD
                                   SUITE 1200
                              HOUSTON, TEXAS 77067
    (ADDRESS, INCLUDING ZIP CODE OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)


                             NABORS INDUSTRIES, INC.
                  1996 EXECUTIVE OFFICERS INCENTIVE STOCK PLAN
                       1996 EXECUTIVE OFFICERS STOCK PLAN
                      1996 CHAIRMAN'S EXECUTIVE STOCK PLAN
                            1996 EMPLOYEE STOCK PLAN
                            1998 EMPLOYEE STOCK PLAN
                            (FULL TITLE OF THE PLANS)


                               ANTHONY G. PETRELLO
                       PRESIDENT, NABORS INDUSTRIES, INC.
                        515 WEST GREENS ROAD, SUITE 1200
                              HOUSTON, TEXAS 77067
                                 (281) 874-0035
                (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE
               NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                         CALCULATION OF REGISTRATION FEE

==================================================================================================================================

==================================================================================================================================
                                            PROPOSED                       PROPOSED
                                            MAXIMUM                        MAXIMUM
TITLE OF                     AMOUNT         OFFERING                       AGGREGATE                      AMOUNT OF
SECURITIES TO                TO BE          PRICE                          OFFERING                       REGISTRATION
BE REGISTERED                REGISTERED(1)  PER SHARE                      PRICE                          FEE

==================================================================================================================================
COMMON STOCK PAR                249,000     16.0000(2)                     $   3,984,000(2)               $   1,175.28(2)
VALUE, $.10 PER SHARE

COMMON STOCK PAR                592,000     17.0000(2)                     $  10,064,000(2)               $   2,968.88(2)
VALUE, $.10 PER SHARE

COMMON STOCK PAR                250,000     18.1250(2)                     $   4,531,250(2)               $   1,336.72(2)
VALUE, $.10 PER SHARE

COMMON STOCK PAR                250,000     20.0000(2)                     $   5,000,000(2)               $   1,475.00(2)
VALUE, $.10 PER SHARE

COMMON STOCK PAR                550,000     21.0000(2)                     $  11,550,000(2)               $   3,407.25(2)
VALUE, $.10 PER SHARE

COMMON STOCK PAR              1,709,000     29.5500(2)                     $  50,500,950(2)               $  14,897.78 (2)
VALUE, $.10 PER SHARE

COMMON STOCK PAR                 10,000      7.1875(2)                    $       71,875(2)               $     21.20(2)
VALUE, $.10 PER SHARE

COMMON STOCK PAR                250,000     17.0000(2)                     $   4,250,000(2)               $  1,253.75(2)
VALUE, $.10 PER SHARE

COMMON STOCK PAR                600,000     17.5000(2)                     $  10,500,000(2)               $  3,097.50(2)
VALUE, $.10 PER SHARE

COMMON STOCK PAR                850,000     17.5000(2)                     $  14,875,000(2)               $  4,388.13(2)
VALUE, $.10 PER SHARE

COMMON STOCK PAR              6,000,000     20.2813(3)                     $ 121,687,800(3)               $ 35,897.90(3)
VALUE, $.10 PER SHARE

COMMON STOCK PAR                  5,000     24.2500(2)                     $     121,250(2)               $     35.77(2)
VALUE, $.10 PER SHARE

COMMON STOCK PAR                530,850     24.4375(2)                     $  12,972,647(2)               $  3,826.93(2)
VALUE, $.10 PER SHARE

COMMON STOCK PAR              2,464,150     20.2813(3)                     $  49,976,165(3)               $ 14,742.97(3)
                              ---------                                    -------------                  -----------
VALUE, $.10 PER SHARE

TOTAL                        14,310,000                                    $ 300,084,937                  $ 88,525.06
                             ----------                                    -------------                  -----------

----------------------------------------------------------------------------------------------------------------------------------

(1) PURSUANT TO RULE 416 OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT ALSO COVERS SUCH ADDITIONAL NUMBER OF SHARES OF COMMON STOCK AS MAY BE ISSUABLE BY REASON OF THE OPERATION OF THE ANTI-DILUTION PROVISIONS OF THE OPTIONS GRANTED UNDER THE 1996 EXECUTIVE OFFICERS INCENTIVE STOCK PLAN, THE 1996 EXECUTIVE OFFICERS STOCK PLAN, THE 1996 CHAIRMAN'S EXECUTIVE STOCK PLAN, THE 1996 EMPLOYEE STOCK PLAN AND THE 1998 EMPLOYEE STOCK PLAN.

(2) THE MAXIMUM OFFERING PRICE PER SHARE USED TO CALCULATE THE REGISTRATION FEE WITH RESPECT TO SHARES OF COMMON STOCK ISSUABLE UPON THE EXERCISE OF OUTSTANDING OPTIONS WAS DETERMINED PURSUANT TO RULE 457 UNDER THE SECURITIES ACT OF 1993 USING THE PRICE AT WHICH SUCH OPTIONS MAY BE EXERCISED.

(3) THE MAXIMUM OFFERING PRICE PER SHARE USED TO CALCULATE THE REGISTRATION FEE WITH RESPECT TO SHARES OF COMMON STOCK ISSUABLE UPON THE EXERCISE OF OPTIONS TO BE GRANTED WAS DETERMINED PURSUANT TO RULE 457 UNDER THE SECURITIES ACT OF 1993 USING THE AVERAGE OF THE DAILY HIGH AND LOW PRICE OF THE COMMON STOCK ON THE AMERICAN STOCK EXCHANGE ON JUNE 15, 1998.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


Pursuant to Rule 428(b)(1) under the Securities Act of 1933, as amended, the documents containing the information specified in Part I of Form S-8 will be sent or given to each participant in the Nabors Industries, Inc. 1996 Executive Officers Incentive Stock Plan, the Nabors Industries, inc. 1996 Executive Officers Stock Plan, the Nabors Industries, Inc. 1996 Chairman's Executive Stock Plan, the Nabors Industries, Inc. 1996 Employee Stock Plan and the Nabors Industries, Inc. 1998 Employee Stock Plan (collectively, the "Plans"). These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II hereof, taken together, constitute the
Section 10(a) Prospectus.

                                EXPLANATORY NOTE


The Prospectus filed as a part of this Registration Statement has been prepared in accordance with the requirements of Part I of Form S-3 and may be used for reofferings and resales of shares of Common Stock of Nabors Industries, Inc. acquired by the persons named therein pursuant to the Plans specified therein.

                                   PROSPECTUS
                             UP TO 5,050,000 SHARES
                                  COMMON STOCK
                            PAR VALUE, $.10 PER SHARE
                                       OF
                             NABORS INDUSTRIES, INC.


This Prospectus relates to an aggregate of up to 5,050,000 shares of common stock, par value $.10 per share (the "Common Stock"), of Nabors Industries, Inc., a Delaware corporation (the "Company"), which shares of Common Stock are held by certain persons who may be deemed to be "affiliates" of the Company as defined by Rule 405(a) of Regulation C of the Securities and Exchange Commission (the "Commission"), and which shares of Common Stock may be offered from time to time by the selling stockholders named herein (the "Selling Stockholders"), including their transferees. See "Selling Stockholders." Shares of Common Stock offered hereby were or will be acquired by the Selling Stockholders pursuant to the Company's 1996 Executive Officers Incentive Stock Plan, the 1996 Executive Officers Stock Plan and the 1996 Chairman's Executive Stock Plan (collectively, the "Plans"). Sales to be made pursuant to this Prospectus are to be made through ordinary brokerage transactions on the American Stock Exchange or any other national securities exchange on which the shares of Common Stock trade, at the price then available at the time of sale. However, the Selling Stockholders may elect to offer or sell shares of Common Stock pursuant to any of the methods listed herein. In the event that the Selling Stockholders elect to sell the shares of Common Stock in a manner other than ordinary brokerage transactions, and to the extent required by law, the Company will amend or supplement this Prospectus to provide the details of the offering. See "Plan of Distribution." This Prospectus also relates to such additional shares of Common Stock as may be issued to the Selling Stockholders as a result of future stock adjustments, in respect of the shares of Common Stock covered hereby.

The Selling Stockholders and any broker or dealer that participates in the distribution of the shares of Common Stock offered hereby may be deemed to be "underwriters," as that term is construed within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), in which event any profit on the sale of the shares of Common Stock by them and any discounts and commission received by such broker or dealer may be deemed to be underwriting discounts and commissions under the Securities Act.

The Company will not receive any part of the proceeds from sales made hereunder. All expenses of registration incurred in connection with the offering being made of this Prospectus are being borne by the Company, but any brokerage commissions and other expenses incurred by a Selling Stockholder will be borne by such Selling Stockholder.

The Common Stock trades on the American Stock Exchange, and on June 17, 1998, the last practicable date preceding the date of this Prospectus, the closing price of the Common Stock on such exchange was $21.625. The principal executive offices of the Company are located at 515 W. Greens Road, Suite 1200, Houston, Texas 77067 and the telephone number is 281-874-0035.


  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
    EXCHANGE COMMISSION OR ANY OTHER STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                  THE DATE OF THIS PROSPECTUS IS JUNE 18, 1998

                              AVAILABLE INFORMATION

         The Company is subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Commission. Copies of such material may be obtained from the Public Reference Section of the Commission at its principal office at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. In addition, such reports and other information can be inspected and copied at the Commission's facilities referred to above and at the public reference facilities at the Regional Offices of the Commission located at Seven World Trade Center, 13th Floor, New York, New York 10048 and the Northwest Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. The Company is an electronic filer under the EDGAR (Electronic Data Gathering, Analysis and Retrieval) system maintained by the Commission. The Commission maintains a Web site (http://www.sec.gov) on the Internet that contains reports and other information regarding companies that file electronically with the Commission. The Common Stock trades on the American Stock Exchange, and the reports and other information may also be inspected and copied at the American Stock Exchange, 86 Trinity Place, New York, New York 10006.

         The Company has filed a registration statement on Form S-8 (herein, collectively, together with all amendments and exhibits, referred to as the "Registration Statement") under the Securities Act. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is hereby made to the Registration Statement including the exhibits filed as a part thereof and otherwise incorporated therein.

         Statements contained in this Prospectus or in any document incorporated by reference in this Prospectus as to the contents of any contract or other document referred to herein or therein are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement or such other document, each such statement being qualified in all respects by such reference.

                       INCORPORATION OF CERTAIN DOCUMENTS

         The following documents filed with the Commission are incorporated in this Prospectus by reference:

         (A) The Company's Annual Report filed on Form 10-K for the fiscal year ended September 30, 1997;

         (B) The Company's Transition Report on Form 10-Q for the transition period from October 1, 1997 to December 31, 1997;

         (C) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1998;

         (D) The Company's Current Report on Form 8-K filed with the Commission on December 18, 1997;

         (E) The description of the Common Stock contained in the Registration Statement on Form 8-A, File No. 1-9245, filed with the Commission on August 22, 1986, as amended by Amendment No. 1 thereto dated May 20, 1992, and any subsequent amendment thereto filed for the purpose of updating the description.

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering of shares of Common Stock hereunder shall be deemed incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed incorporated herein by reference shall be deemed to be modified or superseded for all purposes to the extent that a statement contained in this Prospectus or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference in this Prospectus modifies or supersedes such statement.

         The Company undertakes to provide without charge to each person to whom a Prospectus is delivered, upon written or oral request of such person, a copy of any and all of the information that has been incorporated by reference in the Registration Statement filed with the Commission (of which this Prospectus is a part) from a document or part thereof not delivered with the Prospectus, but not including exhibits to the document unless such exhibits are specifically incorporated by reference. Requests for such information should be directed to Nabors Industries, Inc., at the Company's executive offices located at 515 West Greens Road, Suite 1200, Houston, Texas 77067 (telephone number (281) 874-0035),
Attention: Corporate Secretary.

NO PERSON HAS BEEN AUTHORIZED BY THE COMPANY TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS. ANY INFORMATION OR REPRESENTATION GIVEN WHICH IS NOT CONTAINED HEREIN MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION HEREIN CONTAINED IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

                                 USE OF PROCEEDS

         All of the Shares offered hereby are being offered by the Selling Stockholders. The Company will receive no part of the proceeds of any sales made hereunder.


                              SELLING STOCKHOLDERS

         The shares of Common Stock hereby offered have been or will have been acquired pursuant to the Plans. The following table sets forth certain information with respect to the Selling Stockholders who may be selling shares of Common Stock pursuant to this Prospectus.

                                                                                                 SHARES OWNED
                                                                                               AFTER OFFERING (2)
                                         TOTAL SHARES OWNED    SHARES TO       TOTAL           ------------------
                                               AS OF          VEST IN THE     SHARES
         NAME AND ADDRESS(1)               MARCH 31, 1998        FUTURE       OFFERED        NUMBER        PERCENT
         -------------------               --------------        ------       -------        ------        -------

Eugene M. Isenberg                         10,459,341 (3)          0         2,650,000      7,809,341       7.30
Chairman of the Board, Director and
Chief Executive Officer

Anthony G. Petrello                         4,341,730 (4)          0         1,850,000      2,491,730       2.42
Director, President and Chief
Operating Officer

Richard M. Stratton                         1,468,745 (5)       230,000         550,000        918,745        *
Vice Chairman of the Board, Director
and President, Nabors Drilling USA,
Inc.


 * Denotes less than 1%.

(1) The address for these individuals is 515 West Greens Road, Suite 1200, Houston, Texas 77067.

(2) Based on 100,816,098 shares of Common Stock issued and outstanding as of March 31, 1998.

(3) The shares listed for Mr. Isenberg include 8,865,992 shares which may be acquired pursuant to the exercise of options within 60 days of March 31, 1998. Not included in the table are 372,596 shares owned directly or held in trust by members of Mr. Isenberg's family of which Mr. Isenberg disclaims beneficial ownership.

(4) The shares listed for Mr. Petrello include 4,191,730 shares which may be acquired pursuant to the exercise of options within 60 days of March 31, 1998.

(5) The shares listed for Mr. Stratton include 1,450,000 shares which may be acquired pursuant to the exercise of options or vesting of shares within 60 days of March 31, 1998.

                              PLAN OF DISTRIBUTION

         The shares of Common Stock offered hereby by the Selling Shareholders or their transferees are to be sold from time to time, in one or more transactions, in whole or in part, pursuant to any of the methods listed herein. Sales may be made in ordinary brokerage transactions on the American Stock Exchange or other national securities exchange on which shares of Common Stock trade or may trade in the future, at the price then prevailing at the time of sale. The commissions payable as a result of such sales will be the regular commissions of brokers for effecting such sales. Alternatively, the Selling Stockholders or their transferees may elect from time to time to offer their shares in (i) privately negotiated transactions directly with purchasers or (ii) through underwriters, dealers or agents, who may acquire shares as principal (which persons may then resell the shares), or who may receive compensation in the form of underwriting discounts, commissions, or commissions from the Selling Stockholders and/or purchasers of the Common Stock for whom they may act as agent (collectively, the "Alternate Methods"). Unless disclosed otherwise in a Prospectus Supplement or Amendment (see below) any sale pursuant to the Alternate Method described in clause (i) of the preceding sentence will be negotiated directly between the Selling Stockholder and the purchaser, and no finders or agents will be employed nor any commissions or fees paid.

         Any offer or sale made pursuant to an Alternate Method may be made for a fixed price, which may be changed, or at varying prices determined at the time of sale or at negotiated prices. Upon notice from a Selling Stockholder that he has elected to use an Alternate Method for an offer or sale, and to the extent required by the Securities Act, a Prospectus Supplement or Amendment will be distributed which will set forth the aggregate number of shares of Common Stock being offered and the terms of the offering, including the name or names of any underwriter, dealers or agents, any discounts, commissions, concessions and other items constituting compensation from the Selling Stockholders or the purchasers or the shares, any discounts, commissions or concessions allowed or reallowed or paid to dealers and any other material information required by the Securities Act.

         The Selling Stockholders and any underwriter, broker, dealer or other agent that participates in the distribution of the shares of Common Stock offered hereby may be deemed to be "underwriters", as that term is construed within the meaning of the Securities Act, in which event any profit on the sale of the shares of Common Stock by then and any discounts and commissions received by any such underwriter, broker, dealer or any other agent may be deemed to be underwriting discounts and commissions under the Securities Act.

         The Company has informed the Selling Stockholders that the anti-manipulative rules contained in Regulation M under the Exchange Act may apply to their sales in the market and has informed them of the requirement for of this Prospectus in connection with any sale of Common Stock offered hereby. All expenses of registration incurred in connection with the offering being made of this Prospectus are being borne by the Company, but any brokerage commissions and other expenses incurred by a Selling Stockholder will be borne by such Selling Stockholder.

         Any shares of Common Stock covered by this Prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under that Rule rather than pursuant to this Prospectus.

                                 INDEMNIFICATION

         Under Delaware law, a corporation may include provisions in its certificate of incorporation which relieves its directors of monetary liability for breach of their fiduciary duty, except under certain circumstances which include a breach of a director's duty of loyalty, acts or omissions not in good faith or involving intentional misconduct and a knowing violation of law, or any transaction from which the director derived an improper personal benefit. The Company's Restated Certificate of Incorporation provides that the Company's directors are not liable to the Company or its stockholders for monetary damages for breach of their fiduciary duties, subject to the exceptions specified by Delaware law.

         Delaware law also provides that when an officer, director, employee or agent of a corporation is a party to, or is threatened to be made a party to, any action, the corporation may indemnify such person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement, if that person acted in good faith and he or she reasonably believed such actions were in, or not opposed to, the best interests of the corporation and were not unlawful.

         Delaware law also provides that a person to be indemnified has the right to be advanced any expenses incurred in his or her defense against any action prior to the final disposition thereof upon receipt by the Company of an undertaking by or on behalf of that person to repay such amount(s) if it is ultimately determined that such person is not entitled to such indemnification.

         The Company's Restated Certificate of Incorporation provides these rights to the Company's officers, directors, employees or agents. Directors and officers of the Company are also parties to indemnification and/or employment agreements which provide for these and other indemnification rights in accordance with Delaware law. In addition, the Company has obtained an aggregate of $25,000,000 of directors and officers insurance coverage.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.


                                  LEGAL MATTERS

         The validity of the issuance of the shares of Common Stock offered hereby will be passed upon for the Company by Baker & McKenzie, New York, New York. Anthony G. Petrello, a Director, the President and Chief Operating Officer of the Company, was partner of, and is currently of counsel to, Baker & McKenzie.


                                     EXPERTS

         The financial statements incorporated by reference in this Prospectus and elsewhere in the Registration Statement have been so incorporated in reliance on the report of Coopers & Lybrand L.L.P. independent accountants, and given on the authority of said firm as experts in accounting and auditing.

                                     PART II


               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.    INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents of the Company filed or to be filed with the SEC are incorporated herein by reference as of their respective dates:

         (A) The Company's Annual Report filed on Form 10-K for the fiscal year ended September 30, 1997;

         (B) The Company's Transition Report on Form 10-Q for the transition period from October 1, 1997 to December 31, 1997;

         (C) The Company's Quarterly Report on From 10-Q for the fiscal quarter ended March 31, 1998;

         (D) The Company's Current Report on Form 8-K filed with the Commission on December 18, 1997;

         (E) The description of the Common Stock contained in the Registration Statement on Form 8-A, File No. 1-9245, filed with the Commission on August 22, 1986 as amended by Amendment No. 1 thereto dated May 20, 1992 and any subsequent amendment thereto filed for the purpose of updating the description.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment to the Registration Statement relating to the Common Stock offered hereby which indicates that all such Common Stock has been sold or which deregisters all such Common Stock then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for all purposes to the extent that a statement contained in this Registration Statement or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this Registration Statement modifies or supersedes such statement.


ITEM 4.    DESCRIPTION OF SECURITIES.

           Not Applicable.


ITEM 5.    INTERESTS OF NAMED EXPERTS AND COUNSEL.

         The validity of the issuance of the Common Stock offered hereby will be passed upon for the Company by Baker & McKenzie, New York, New York. Anthony G. Petrello, a Director, the President and Chief Operating Officer of the Company, was partner of, and is currently of counsel to, Baker & McKenzie.


ITEM 6.    INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Under Delaware law, a corporation may include provisions in its certificate of incorporation which relieve its directors of monetary liability for breach of their fiduciary duty, except under certain circumstances which include a breach of a director's duty of loyalty, acts or omissions not in good faith or involving intentional misconduct and a knowing violation of law, or any transaction from which the director derived an improper personal benefit. The Company's Restated Certificate of Incorporation, as amended, provides that the Company's directors are not liable to the Company or its stockholders for monetary damages for breach of their fiduciary duties, subject to the exceptions specified by Delaware law.

         Delaware law also provides that when an officer, director, employee or agent of a corporation is a party to, or is threatened to be made a party to, any action, the corporation may indemnify such persons against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement, if that person acted in good faith and he or she reasonably believed such actions were in or not opposed to the best interests of the corporation, and were not unlawful.

         Delaware law also provides that a person to be indemnified has the right to be advanced any expenses incurred in his or her defense against any action prior to the final disposition thereof upon receipt by the Company of an undertaking by or on behalf of that person to repay such amount(s) if it is ultimately determined that such person is not entitled to such indemnification.

         The Company's Restated Certificate of Incorporation provides these rights to the Company's officers, directors, employees or agents. Directors and officers of the Company are also parties to employment agreements which provide for these and other indemnification rights in accordance with Delaware law. The officers and directors of the Company are covered by directors and officers insurance aggregating $25,000,000.


ITEM 7.    EXEMPTION FROM REGISTRATION CLAIMED.

           Not Applicable.


ITEM 8.    EXHIBITS.

  The following are filed as exhibits to this Registration Statement:

EXHIBIT
NUMBER        DESCRIPTION
------        -----------
  5           Opinion of Baker & McKenzie.

  23.1        Consent of Coopers & Lybrand L.L.P.

  23.2 Consent of Baker & McKenzie -- contained in the opinion appearing as Exhibit 5.

  24          Power of Attorney (included in the signature page).

---------

ITEM 9.    UNDERTAKINGS.

  (a)      Rule 415 Offering

The undersigned registrant hereby undertakes:

           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (1)(i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or
Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

           (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (b)      Filings incorporating Subsequent Exchange Act Documents by Reference

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (c)      Filing of Registration Statement on Form S-8

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on June 18, 1998.



                                         NABORS INDUSTRIES, INC.



                                         By: /s/Anthony G. Petrello
                                            -----------------------------------
                                                Anthony G. Petrello
                                                President and Chief Operating
                                                Officer




                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Anthony G. Petrello and Bruce P. Koch each of them, his true and lawful attorneys-in-fact and agents with full powers of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting singly unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



Signature                                   Title                                       Date
---------                                   -----                                       ----

/s/Eugene M. Isenberg                       Chairman and                                June 18, 1998
--------------------------                  Chief Executive Officer
Eugene M. Isenberg


/s/Anthony G. Petrello                      President, Director                         June 18, 1998
--------------------------                  and Chief Operating Officer
Anthony G. Petrello


/s/Richard A. Stratton                      Vice Chairman and                           June 18, 1998
--------------------------                  President, Nabors Drilling, USA, Inc.
Richard A. Stratton


/s/Gary T. Hurford                          Director                                    June 18, 1998
--------------------------
Gary T. Hurford


/s/Hans Schmidt                             Director                                    June 18, 1998
--------------------------
Hans Schmidt


/s/Myron M. Sheinfeld                       Director                                    June 18, 1998
--------------------------
Myron M. Sheinfeld


/s/Jack Wexler                              Director                                    June 18, 1998
--------------------------
Jack Wexler


/s/Martin J. Whitman                        Director                                    June 18, 1998
--------------------------
Martin J. Whitman


/s/Bruce P. Koch                            Vice President - Finance                    June 18, 1998
--------------------------                  (Principal Financial and
Bruce P. Koch                                  Accounting Officer)


                                  EXHIBIT INDEX


EXHIBIT
NUMBER        DESCRIPTION
------        -----------

  5           Opinion of Baker & McKenzie

  23.1        Consent of Coopers & Lybrand L.L.P.

  23.2 Consent of Baker & McKenzie -- contained in the opinion appearing as Exhibit 5.

  24          Power of Attorney (included in the signature page).

-------------